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                                                                   EXHIBIT 99(A)

                                                                   Page 22 of 28

                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

       Each of the undersigned hereby agrees that Amendment No. 5 to the
Schedule 13G filed on the date hereof with respect to the shares of Common Stock of InterNAP Network Services Corporation has been filed on behalf of the undersigned.

SIGNATURE:

       Dated: February 7, 2003

Entities:

Oak Investment Partners VIII, Limited Partnership
Oak Associates VIII, LLC
Oak VIII Affiliates Fund, Limited Partnership
Oak VIII Affiliates, LLC
Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation


                                          By:    /s/ Edward F. Glassmeyer
                                              ----------------------------------
                                                  Edward F. Glassmeyer, as
                                                  General Partner or
                                                  Managing Member or as
                                                  Attorney-in-fact for the
                                                  above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod


                                          By:    /s/ Edward F. Glassmeyer
                                              ----------------------------------
                                                  Edward F. Glassmeyer,
                                                  Individually and as
                                                  Attorney-in-fact for the
                                                  above-listed individuals